ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Agreement") is made on the 29th day of June 2000, by and between Centre Capital Corporation, a Nevada corporation ("CCC") and Sundial Marketing Group, Inc. ("SMGI") in consideration of the following:

     WHEREAS, CCC desires that SMGI assign all of its right, title and interest in the agreement listed on Exhibit A hereto (the "Assigned Agreement") and;

     WHEREAS, SMGI desires to assign all of its right, title and interest in the Assigned Agreement to CCC;

     THEREFORE,  the  following  is  mutually  agreed  upon:

1. For good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, SMGI assigns, transfers and conveys all of its right, title and interest in the Assigned Agreement to CCC.

2. This Agreement may not be altered or amended without the expressed written consent of all parties hereto.

3. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Texas.

4. This Agreement shall not be severable or divisible in any way but it is specifically agreed that, if any provision should be invalid, that the invalidity shall not affect the validity of the remainder of the Agreement.

EXECUTED  on  the  date  first  written  above.



                                                    SUNDIAL  MARKETING  GROUP,
                                                    INC.



                                                    By
                                                      --------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------


                                                    CENTRE  CAPITAL  CORPORATION



                                                    By
                                                      --------------------------
                                                      Karl Jacobs, President


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                                    EXHIBIT A

                               ASSIGNED AGREEMENT

1. Royalty Agreement dated June 8, 2000 between Benex Group, Inc. and Sundial Marketing Group, Inc.


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